UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


[X] Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Information Statement

                          CobraTech International, Inc.
                (Name of Registrant As Specified In Its Charter)

                        Commission File Number: 000-28005

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

Title of each class of securities to which transaction
applies:_____________________________ Aggregate number of securities to which transaction applies:_____________________________ Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            ---------------------------------------------------
Proposed maximum aggregate value of transaction:_________
Total fee paid:_______________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:______________________________
Form, Schedule or Registration Statement No.:____________
Filing Party:________________________________________
Date Filed:_________________________________________




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


                          CobraTech International, Inc.
                      Suite 2300, 1066 West Hastings Street
                           Vancouver, British Columbia
                                 Canada V6E 3X2

                            NOTICE OF ACTION TAKEN BY
                           WRITTEN CONSENT OF MAJORITY
                                  SHAREHOLDERS

Dear Shareholders:

We are writing to advise you that CobraTech International, Inc. will (i) change its name to MetaSource Group, Inc.; (ii) increase the authorized number of shares of common stock, $.001 par value per share, from 25,000,000 to 100,000,000;(iii) authorize 10,000,000 shares of preferred stock, $.001 par value per share; and (iv) reverse split our issued and outstanding common stock on a 1 for 1.8773 basis, as described in this Information Statement. These actions were approved on April 22, 2002, by unanimous approval of our Board of Directors. In addition, shareholders holding a majority of our outstanding common stock approved those actions by written consent in lieu of a meeting on April 22, 2002, in accordance with the relevant sections of Nevada General Corporation Law. Those actions will not be effective until we amend our Articles of Incorporation by filing a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State. We intend to file the Certificate of Amendment twenty days after this Information Statement is first mailed to our shareholders.

Our purpose in changing our name was to reflect the fact that we intend to acquire a currently privately held Delaware corporation named Meta Source Systems, Inc. by merging it with and into our wholly owned subsidiary, Meta Source Acquisition Corp., a Delaware corporation. We believe that the acquisition will increase the total value of the corporation to our investors and better position us to take advantage possible future financings and acquisition opportunities, and other corporate purposes as the board of directors determines in its discretion to be in the best interest of the corporation, and which may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under our employee benefit plans. To facilitate the acquisition of Meta Source Systems, Inc., we are increasing the number of authorized shares of common stock, authorizing preferred stock, and effecting a reverse split of our outstanding shares of common stock, which we believe will enable us to promptly take advantage of future favorable opportunities that may present themselves without the delay and expense associated with holding a special meeting of stockholders.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Act of 1934. This Information Statement is being mailed to you on or about May 3, 2002.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors,


/s/ Joe Cheung
-----------------------
Joe Cheung
President

Vancouver, British Columbia, Canada
April 22, 2002


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


                          CobraTech International, Inc.
                      Suite 2300, 1066 West Hastings Street
                           Vancouver, British Columbia
                                 Canada V6E 3X2


                         INFORMATION STATEMENT REGARDING
                       ACTION TAKEN BY WRITTEN CONSENT OF
                            MAJORITY OF SHAREHOLDERS


We are furnishing this Shareholder Information Statement to you to provide you with information and a description of an action taken by written consent of a majority of our shareholders on April 22, 2002, in accordance with the relevant Sections of the Nevada General Corporation Law. This action was taken by one shareholder who individually owns in excess of the required majority of our outstanding common stock necessary for the adoption of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about May 3, 2002 to shareholders of record on May 3, 2002. The Information Statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

GENERAL

On April 22, 2002, our Board of Directors unanimously approved, subject to shareholder approval, the following actions:

(i) an amendment to our Articles of Incorporation to change our corporate name to MetaSource Group, Inc.;

(ii) an amendment to our Articles of Incorporation to increase the authorized number of shares of common stock, $.001 par value per share, from 25,000,000 to 100,000,000;

(iii) an amendment to our Articles of Incorporation to authorize 10,000,000 shares of preferred stock, $.001 par value per share; and

(iv) reverse split our issued and outstanding common stock on a 1 for 1.8773 basis.



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


On April 22, 2002, one shareholder who individually owns in excess of the required majority of our outstanding common stock necessary for the adoption of the action, approved those actions taken by written consent. The full text of the proposed amendments to the Articles of Incorporation is attached hereto as Exhibit A.

PURPOSE OF CHANGE IN NAME OF THE CORPORATION

We intend to acquire a currently privately held Delaware corporation named Meta Source Systems, Inc. ("MSS") by merging (the "Merger") MSS with and into our wholly owned subsidiary, Meta Source Acquisition Corp., a Delaware corporation, which will be the surviving corporation. If and when the Merger closes, on the day of such closing, we will issue a report on Form 8-K that contains full disclosure about the combined entities including audited financial statements, pro forma financial statements and full narrative disclosure similar to the disclosure found in a registration statement. Because the acquisition will be made by our subsidiary, our stockholders do not have the right to vote on the acquisition.

PURPOSE AND APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK AND AUTHORIZE PREFERRED STOCK

Our Articles of Incorporation currently authorize the issuance of 25,000,000 shares of common stock, par value $.001 per share, and no shares of preferred stock, par value $.001 per share. Our board has unanimously adopted, subject to stockholder approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 25,000,000 shares to 100,000,000 shares and to authorize 10,000,000 shares of preferred stock, par value $.001 per share.

Approval of the amendment to our Articles of Incorporation requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal.

The purpose of increasing the number of authorized shares of common stock and authorizing preferred stock is to provide additional authorized shares which will be issued to fulfill possible future financings, and for acquisitions and such other corporate purposes as the board of directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under our employee benefit plans. The increase in the number of authorized shares of common stock and authorization of preferred stock would enable us to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

After filing the amendment, the board of directors is authorized to issue any of the additional shares of common stock and preferred stock at such times, to such persons and for such consideration as it may determine in its discretion, except as may otherwise be required by applicable law or the rules of any exchange on which the common stock and preferred stock may be listed. When and if they are issued, these additional shares of common stock would have the same rights and privileges as the presently issued and outstanding shares of common stock.

One result of an increase in the number of shares of authorized common stock and preferred stock may be to help the Board of Directors discourage or render more difficult a change in control. For example, the additional shares could be issued to dilute the voting power of, create voting impediments for, or


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


otherwise frustrate the efforts of, persons seeking to effect a takeover or gain control of us, whether or not the change of control is favored by a majority of unaffiliated stockholders. We could also privately place shares with purchasers who might side with the board of directors in opposing a hostile takeover bid. We have not adopted this amendment with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make it more difficult or to discourage an attempt to acquire control of our Company. We are not aware of any proposed or contemplated transaction of this type.

The issuance of any additional shares of common stock would also have the effect of diluting the equity interests of existing stockholders and the earnings per share of existing shares of common stock. Such dilution may be substantial, depending upon the amount of shares issued.

The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. The amendment to increase the number of authorized shares and to authorize preferred stock will have no effect on the legal rights of the holders of the existing shares of common stock.

PURPOSE OF REVERSE SPLIT

The Board of Directors authorized and approved a reverse stock split of 1 to
1.8773 of our issued and outstanding common stock. The intent of the reverse stock split is to increase the marketability and liquidity of the common stock and reduce the number of issued and outstanding shares of our common stock prior to the Merger between MSS and our wholly owned subsidiary, Meta Source Acquisition Corp., a Delaware corporation. Upon approval of the reverse stock split, each 1.8773 shares of our issued and outstanding common stock will automatically be reduced to one (1) fully paid and nonassessable share of common stock, $0.001 par value per share. Fractional shares will be rounded upward. We intend to issue new stock certificates to shareholders of record upon the effective date of the reverse split. Each certificate representing 1.8773 issued and outstanding shares of our common stock immediately prior to the effective date of the reverse split will be exchanged for one (1) share of common stock after the effective date of the reverse split. The reverse stock split will reduce the number of shares of common stock outstanding from 24,200,030 shares as of April 22, 2002, to approximately 12,890,870 shares, assuming that no additional shares of common stock are issued by the Company after that date and that the reverse split is effectuated. The common stock will continue to be $0.001 par value common stock following any reverse split, and the total number of shares of common stock outstanding will be reduced.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decision and current administrative rulings and pronouncements of the Internal Revenue Service, all of which are subject to change, possibly with retroactive effect, and assumes that the newly issued common stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of the current common stock are advised to consult their own tax advisers regarding the federal income consequences of the proposed reverse stock split in light of their personal circumstances and the consequences under, state, local and foreign tax laws.


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


1. The reverse stock split will qualify as a recapitalization described in
Section 368(a)(1)(E) of the Code.

2. No gain or loss will be recognized by the Company in connection with the reverse stock split.

3. No gain or loss will be recognized by a shareholder who exchanges all of his shares of current common stock solely for shares of post-reverse split common stock.

4. The aggregate basis of the shares of post-reverse split common stock to be received in the reverse stock split (including any whole shares received in lieu of fractional shares) will be the same as the aggregate basis of the shares of current common stock surrendered in exchange therefore.

5. The holding period of the shares of post-reverse split common stock to be received in the reverse stock split (including any whole shares received in lieu of fractional shares) will include the holding period of the shares of current common stock surrendered in exchange therefor.

PROCEDURE FOR APPROVAL OF AMENDMENTS TO OUR ARTICLES OF INCORPORATION; VOTE REQUIRED

The Nevada General Corporation Law requires that, in order for us to amend our Articles of Incorporation, such amendment must be approved by our Board of Directors and approved by a majority of the outstanding shares entitled to vote. The Nevada General Corporation Law also provides that any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.

On April 22, 2002, the record date for determination of the shareholders entitled to receive this Information Statement, there were 24,200,030 shares of common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. We needed the affirmative vote of at least a majority of the outstanding shares of our common stock to approve the name change. Our board of directors, by its unanimous written consent, adopted resolutions approving an amendment to our Articles of Incorporation to effect the name change, increase the number of authorized shares of common stock and authorize shares of preferred stock. By Action of Written Consent, dated April 22, 2002, holders representing 14,000,000 shares of our issued and outstanding common stock or 57.85% of the shares of outstanding common stock approved the name change, the increase in the number of authorized shares of common stock, the authorization of shares of preferred stock, and the reverse stock split.

EFFECTIVE DATE OF AMENDMENT

The amendment to our Articles of Incorporation will become effective upon the filing with the Nevada Secretary of State of a Certificate of Amendment to our Articles of Incorporation, attached hereto as Exhibit A. We intend to file the Certificate of Amendment twenty days after this Information Statement is first mailed to shareholders.



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


EFFECT ON CERTIFICATES EVIDENCING SHARES OF COMPANY STOCK

The change in the name of CobraTech International, Inc. to MetaSource Group, Inc. will be reflected in its stock records by book-entry in our records. For those shareholders that hold physical certificates, please do not destroy or send to us your common stock certificates. Those certificates will remain valid for the number of shares held by you after taking into account the reverse stock split, and should be carefully preserved by you.


DISSENTERS' RIGHTS

Under Nevada law, a stockholder is entitled to dissent from, and obtain payment for the fair value of his or her shares (i) in the event of consummation of a plan of merger or plan of exchange in which the Nevada corporation is a constituent entity, and (ii) any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, by-laws or a resolution of the board of directors provides that voting or non-voting stockholders are entitled to dissent and obtain payment for their shares. The Nevada General Corporation Law does not provide for dissenters' right of appraisal in connection with (i) the name change, (ii) the increase in the number of shares of authorized common stock, (iii) the authorization of 10,000,000 shares of preferred stock, and (iv) the reverse stock split.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in
(i) the proposed name change, (ii) the increase in number of shares of authorized common stock, (iii) the authorization of preferred stock, and (iv) the reverse stock split, which is not shared by all other shareholders of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 22, 2002 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

====================================== ===================================== ===========================
Name of Beneficial Owner                    Amount of Beneficial Owner            Percent of Class
-------------------------------------- ------------------------------------- ---------------------------
Joe Cheung                                14,000,000 shares, president,                57.85%
2300-1066 West Hastings Street            secretary, treasurer, director
Vancouver, British Columbia
Canada V6E 3X2
-------------------------------------- ------------------------------------- ---------------------------
All directors and named executive               14,000,000 shares                      57.85%
officers as a group
====================================== ===================================== ===========================

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned in the City of Vancouver, on April 23, 2002.

CobraTech International, Inc.
a Nevada corporation


By:      /s/ Joe Cheung
         -------------------------------------------
         Joe Cheung
Its:     president, secretary, treasurer,
         principal financial officer and a director







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Exhibit A

                            CERTIFICATE OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                          COBRATECH INTERNATIONAL, INC.
                              a Nevada corporation

         Pursuant to the provisions of the Nevada Revised Statutes, CobraTech International, Inc., a Nevada corporation, adopts the following amendment to its Articles of Incorporation.

         1. The undersigned hereby certify that on the 22nd day of April 2002, acting by written consent without a meeting, in accordance with the provisions of section 78.315 of the Nevada Revised Statutes and Section 8 of Article II of the Bylaws of this corporation approved, consented to, affirmed, and adopted the following resolution:

         BE IT RESOLVED, that the Secretary of the corporation is hereby ordered and directed to obtain at least a majority of the voting power of the outstanding stock of the corporation for the following purposes:

         To amend Article One of the corporation's Articles of Incorporation to provide that the name of the corporation shall be changed from CobraTech International, Inc. to MetaSource Group, Inc.

         To amend Article Four of the corporation's Articles of Incorporation to increase the authorized number of shares of Common Stock, $.001 par value per share, from 25,000,000 to 100,000,000 and to authorize 10,000,000 shares of Preferred Stock, $.001 par value per share.

         2. Pursuant to the provisions of the Nevada Revised Statutes, at least a majority of CobraTech International, Inc.'s shares entitled to vote, voted in favor of the adoption of the Amendment to Article One and Article Four of the Articles of Incorporation as follows:

                                   ARTICLE ONE
                                      NAME

         The name of the corporation is MetaSource Group, Inc.

                                  ARTICLE FOUR
                                  CAPITAL STOCK

         The total number of shares of stock, which this corporation shall have authority to issue, is One Hundred Ten Million (110,000,000) with a par value of one mil ($.001) per share. One Hundred Million (100,000,000) of those shares are Common Stock and Ten Million (10,000,000) of those shares are Preferred Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation, or (ii) as otherwise provided by the Nevada Revised Statutes, as amended from time to time.

         In witness whereof, the undersigned being the President and Secretary of CobraTech International, Inc., a Nevada corporation, hereunto affix their signatures this 22nd day of April 2002.

                                   CobraTech International, Inc.


                                   By:      /s/ Joe Cheung
                                            -----------------------------------
                                            Joe Cheung, President


                                   By:      /s/ Joe Cheung
                                            -----------------------------------
                                            Joe Cheung, Secretary